Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Vegalab, Inc.
North Palm Beach, FL

We have audited the accompanying balance sheets of M&G Packing, Inc. as of September 30, 2017 and 2016, and the related statements of operations, stockholders’ equity, and cash flows for the year ended September 30, 2017 and for the period from October 7, 2015 (inception) to September 30, 2016. M&G Packing, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M&G Packing, Inc. as of September 30, 2017 and 2016, and the results of its operations and its cash flows for each of the year and for the period from October 7, 2015 (inception) to September 30, 2016 then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
February 12, 2018

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M&G Packing, Inc.

Balance Sheets

	September 30, 2017	September 30, 2016

ASSETS:
Cash	$588	$-
Accounts receivable	736,542	623,556
Other receivable - related party	546,345	245,676
Total Current Assets	1,283,475	869,232

Total Assets	$1,283,475	$869,232

LIABILITIES & STOCKHOLDER'S EQUITY:
Accounts payable	$968,741	$637,626
Income taxes payable	107,429	86,065
Total Current Liabilities	1,076,170	723,691

STOCKHOLDER'S EQUITY:
Common stock - 100,000 shares authorized, none issued and outstanding	-	-
Additional paid in capital	-	-
Accumulated earnings	207,305	145,541
Total equity	207,305	145,541

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$1,283,475	$869,232

The accompanying notes are an integral part of these financial statements.

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M&G Packing, Inc.

Statements of Operations

		For the Period From
		October 7, 2015
	For the Year Ended	(Inception) to
	September 30, 2017	September 30, 2016

Revenue - citrus	$8,577,930	$5,424,424
Cost of revenue	7,752,691	4,771,343

Gross profit	825,239	653,081

General & administrative expenses	742,497	423,595

Total operating expenses	742,497	423,595

Income from operations	82,742	229,486

Other income:
Other income	386	2,120

Net income before taxes	83,128	231,606

Income taxes	21,364	86,065

Net income	$61,764	$145,541

The accompanying notes are an integral part of these financial statements.

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M&G Packing, Inc.

Changes in Stockholder's Equity

For the Period from October 7, 2015 to September 30, 2016 and the Year Ended September 30, 2017

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder's
	Shares	Amount	Capital	Earnings	Equity

Balance October 7, 2015 (Inception)	-	$-	$-	$-	$-

Net income	-	-	-	145,541	145,541

Balance, September 30, 2016	-	-	-	145,541	145,541

Net Income	-	-	-	61,764	61,764

Balance, September 30, 2017	-	$-	$-	$207,305	$207,305

The accompanying notes are an integral part of these financial statements.

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M&G Packing, Inc.

Statements of Cash Flows

		For the Period From
		October 7, 2015
	For the Year Ended	(Inception) to
	September 30, 2017	September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,764	145,541
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(112,986)	(623,556)
Accounts payable	331,115	637,626
Income taxes payable	21,364	86,065
Net cash provided by operating activities	301,257	245,676

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholder	106,955	200,500
Payments to shareholder	(407,624)	(446,176)
Net cash used in financing activities	(300,669)	(245,676)

Net change in cash	588	-

Cash at beginning of period	-	-

Cash at end of period	$588	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

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M&G Packing, Inc.

Notes to Financial Statements

Note 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

M&G Packing Inc. (“Company”) is a company organized under the laws of the State of California. The Company began active operations in October 7, 2015.

The Company is a citrus packing, marketing and selling operation. The Company picks, sizes, grades, packs and sells citrus. Citrus is mostly received on consignment from local Grower Ranchers, including a related party, but may also be purchased for sale by the Company.

Use of Estimates

Our financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). These accounting principles require management to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as reported amounts of revenue and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying financial statements include revenue recognition.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities in accordance with Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures.”  This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

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Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 days. Once collection efforts by the Company are exhausted, the determination for charging off uncollectible receivables is made.  As of September 30, 2017 and 2016, the allowance for uncollectible accounts receivable was zero.

As of September 30, 2017, we had four customer that made up 38%, 19%, 18% and 13% of accounts receivable.  As of September 30, 2016, we had three customers that made up 41%, 32%, and 17% of accounts receivable.

Revenue Recognition

Revenue is recognized when the earnings process is completed, the risks and rewards of ownership have transferred to the customer, which is generally the same day as delivery or shipment of the product, the price to the buyer is fixed or determinable, and collection is reasonably assured. All sales are recorded when the goods are shipped.

The Company ships all product on an FOB-the Company dock. Accordingly, revenue is recognized by the Company at the point at which an order is shipped at a fixed price, collection is reasonably assured and the Company has no remaining performance obligations related to the sale.

Cost of Revenue

Cost of revenues represents payments to Growers less fees for picking, packing and transportation. The Company becomes obligated to make payments when the citrus has been picked and contract labor has been incurred. These costs are recorded in the period in which the corresponding revenues are recognized.

Concentrations

Currently, the company has approximately 20 customers that purchase citrus. For the year ended September 2017, there were 6 customers that made of 84% of the Company total sales. For the period from October 7, 2015 (inception) to September 30, 2016, there were 5 customers that made up 81% of the Company total sales.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. At September 30, 2017 and September 30, 2016, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary and permanent differences. Temporary differences generally represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. As a result of the implementation of Codification’s Income Tax Topic, the Company did not incur any liability for unrecognized tax benefits.

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Subsequent Events

The Company evaluated all material transactions through the date of the financial statements were issued for subsequent event disclosure consideration.

Recent Accounting Pronouncements

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU) ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments” ASU 2016- provides guidance regarding the classification of certain items within the statement of cash flows.  ASU 2016-15 is effective for annual periods beginning after December 15, 2017 with early adoption permitted.  We do not believe this ASU will have an impact on our results of operation, cash flows, other than presentation, or financial condition.

In April 2016, the FASB issued ASU 2016–10 “Revenue from Contract with Customers (Topic 606): Identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. We do not believe this ASU will have an impact on our results of operation, cash flows, other than presentation, or financial condition.

In February 2016, the FASB issued ASU 2016-02 “Leases,” which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We do not believe this ASU will have an impact on our results of operation, cash flows, other than presentation, or financial condition.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

Note 2 – Related Party

The company is wholly owned by one single individual who also owns a related entity, M&G Farms, Inc.

The Company purchases citrus fruit from M&G Farms, Inc. as part of its business operations. For the year ended September 30, 2017 and the period from October 7, 2015 (inception) to September 30, 2016, the Company’s total purchases from M&G Farms, Inc. were $899,169 and $322,542, respectively.

The Company has a month to month rental agreement with M&G Farms, Inc. to rent land, buildings and equipment from M&G Farms, Inc. The Company did not have a written lease agreement with M&G Farms, Inc. The Company’s total lease expenses for the year ended September 30, 2017 and the period from October 7, 2015 (inception) to September 30, 2016 were $366,000 and $143,161, respectively.

For the year ended September 30, 2017 and the period from October 7, 2015 (inception) to September 30, 2016, the Company advanced M&G Farms, Inc. $407,624 and $446,176, respectively. M&G Farms, Inc. paid back $106,955 and $200,500 of the advances for the year ended September 30, 2017 and the period from October 7, 2015 (inception) to September 30, 2016, respectively.

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As of September 30, 2017 and 2016, the Company had a receivable from M&G Farms, Inc. of $546,345 and $245,676, respectively.

Note 3 – Income Taxes

The components of income tax expense for the year ended September 30, 2017 and the period from October 7, 2015 (inception) to September 30, 2016, respectively, are as follows:

	For the Year Ended September 30, 2017	For the Period from October 7, 2015 (Inception) to September 30, 2016
Federal:
Current	$14,015	$65,591
Deferred	-	-
	14,015	65,591
State:
Current	7,349	20,474
Deferred	-	-
	-	-
Total	21,364	86,065

The Company's income tax expense for the year ended September 30, 2017 and the period from October 7, 2015 (inception) to September 30, 2016 as follows:

	For the Year Ended September 30, 2017	For the Period from October 7, 2015 (Inception) to September 30, 2016

Taxes at statutory rate	$25,765	$71,785
Effect of graduated tax rates	(11,750)	(6,194)
Statutory state rate applied to income before income taxes	7,349	20,474
	-	-
Income Tax Expense	21,364	86,065

As of September 30, 2017 and 2016, the Company had income tax payable of $107,429 and $86,065, respectively.

Note 4 – Equity

The Company is wholly owned by a single shareholder. Since inception, the Company has not issued any common shares.

Note 5 – Subsequent Events

Subsequent to the year ended September 30, 2017, M&G Farms Inc. exercised its option to acquire the land and buildings and sold the land, building, equipment, inventory, customer and supplier lists, phone numbers and goodwill of M&G Packing Inc on October 17, 2017 to M & G LLC, a Nevada LLC and wholly owned subsidiary of Vegalab, Inc., a Nevada publicly traded corporation. The acquisition consisted of purchasing the real property and building used in the Business from M & G Farms, Inc. and all of the equipment, inventory, customers, suppliers, contract rights, and intangible property from M&G Packing, Inc., a California corporation. The Company did not acquire the cash, accounts receivable or any payables.

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